Exhibit 10.10

MEGACHIPS CORPORATION

SITIME CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (hereinafter, this “Agreement”) made as of the      day of         , 20     (the “Agreement Date”), between MegaChips Corporation, a Japanese corporation (“MCC”), and SiTime Corporation, a Delaware corporation (“SiTime”, together with MCC, the “Company”) on one hand, and                      (the “Participant”) on other hand.

WHEREAS, the Participant is employed by, or otherwise renders services to, a Participating Company; and

WHEREAS, the Company wishes to grant to the Participant an award of restricted stock units under the MegaChips Corporation Restricted Stock Unit Plan (the “Plan”), and subject to the conditions and restrictions set forth in the Plan and this Agreement. Any capitalized terms used in this Agreement that are not otherwise defined herein shall have the respective definitions set forth in the Plan.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Participant agree as follows:

1.    Grant of Units. The Company agrees to grant to the Participant                      restricted stock units (collectively, the “Units”), effective as of             , 20    , Japan Standard Time. Each Unit represents a right to receive one share of common stock of MCC (“Common Stock”) or its equivalent in cash, as set forth herein. Upon the Participant’s payment of One Cent per Unit (the “Consideration”) to the Company on each payment date set forth in Schedule 1 attached hereto, the number of share(s) of Common Stock which is equal to     % of the Units that vest on the applicable payment date corresponding to the associated Notice Date (as defined below) shall be issued to the Participant (shares issued in each such instance, collectively, the “Shares”) and the remaining     % of such vested Units shall be paid to the Participant in cash (in the manner as provided in Section 3) (the “Cash Award”), as calculated based on the closing price of Common Stock as of such payment date. Prior to the issuance date of the Shares represented by a Unit, the Participant shall have no ownership interest in the Common Stock represented by such Unit and the Participant shall have no right to vote, exercise proxies, or receive dividends or other distributions with respect to the Common Stock represented by such Unit. No stock certificates will be issued, and no book entry will be made evidencing the Participant’s ownership of the Shares unless and until the Participant pays the Consideration in accordance with Section 2 below. The Units shall be subject to forfeiture and other restrictions as set forth below.

2.    Vesting of Units. The Units will vest according to the schedule attached hereto as Schedule 1, provided that the Participant has continuously provided Service (as defined in the Plan) for the Participating Company through the applicable payment date corresponding to such Notice Date and that the Consideration has been paid on or before such payment date. If the Participant’s Service terminates for any reason, whether voluntarily or involuntarily (including as a result of the Participant’s death or disability), prior to the payment date associated with the number of Units as set forth in the corresponding Application Notice (as defined below), then the Participant shall forfeit the Units as specified in such Application Notice. The Participant shall also forfeit the Units if the Participant does not pay the Consideration on or before the applicable payment date as set faith in such Application Notice corresponding to such Notice Date.

3.    Procedures for Issuance of Shares and Payment of Cash Award. On each notice date set forth in Schedule 1 (the “Notice Date”), MCC shall provide the Participant with a Notice on Application for Subscription for Shares in substantially the form attached hereto as Annex A-1 (Japanese original) (the “Application Notice” and its English translation is attached hereto as Annex A-2); provided that if a Notice Date falls on a Saturday, Sunday or MCC’s holiday, MCC shall provide the Participant with the Application Notice on the immediately preceding business day. Upon receipt of the Application Notice, the Participant shall submit to MCC a duly signed Application for Subscription for Shares in substantially the form attached hereto as Annex B-1 (Japanese original) (the “Subscription Notice” and its English translation is attached hereto as Annex B-2). Upon receipt of the duly signed Subscription Notice and the Consideration, MCC shall provide the Participant with a share allotment notice in substantially the form attached hereto as Annex C-1 (Japanese original) (the “Allotment Notice” and its English translation is attached hereto as Annex C-2), provide for book entry transfer of Shares to the Participant, and pay the applicable Cash Award to the Participant. For purposes of the foregoing, (a) the Consideration shall be deemed to have been paid by the Participant to MCC when SiTime has made such payment to MCC on behalf of the Participant; (b) SiTime will collect the funds for the Consideration from the Participant in the payment period immediately following the Notice Date and will pay such Consideration to MCC; and (c) the applicable Cash Award shall be deemed to be paid to the Participant upon MCC’s payment of such Cash Award to SiTime, which SiTime shall pay over to the Participant, less any legally required withholdings, on the next regularly scheduled payday for the Participant.

4.    Status of Shares. Upon issuance of the Shares, they will:

(i)	be credited as fully paid for;

(ii)	rank equally with the other existing issued shares of Common Stock for dividends having a record date on or after the date of issuance; and

(iii)	otherwise rank equally with the other existing issued shares of Common Stock at the time of the issuance.

5.    Forfeiture. If the Participant’s Service is terminated prior to the applicable payment date corresponding to such a Notice Date for any reason or if the Participant does not pay the Consideration on or before the applicable payment date corresponding to such Notice Date, all of the unvested Units will be immediately forfeited. In the event of such forfeiture, all rights to receive the Shares and the Cash Award with respect to such forfeited Units shall cease and terminate immediately.

6.    Assignability/Beneficiary. The rights of the Participant with respect to the Units cannot and shall not be sold, assigned, pledged or otherwise transferred or encumbered.

7.    Tax Reporting and Withholding. At the time the Shares are to be issued and the Cash Payment is to be paid to the Participant, the Participant must make such arrangements satisfactory to the Company that are sufficient to satisfy any federal, state, local and foreign tax withholding requirements with which the Participating Company must comply. The Company reserves the right to report such income in connection with the vesting of Units, the issuance of Shares, and the payment of Cash Awards, as determined in the Company’s sole discretion to be appropriate under applicable laws. The Participant acknowledges and agrees that in the event that a Cash Award is not sufficient to cover the Participating Company’s tax withholding obligation, the Participant shall promptly pay the amount of the shortfall to the Participating Company in immediately available funds.

8.    Rights as a Shareholder. The Participant shall not be, nor have any rights of, a shareholder of the Company or have any right to notice of meetings of shareholders or of any other proceedings of the Company prior to the issuance of Shares to the Participant.

9.    Changes in Capital Structure. Subject to applicable law, the number of Shares to be issued to the Participant upon the vesting of any Units will be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the nature of the shares of Common Stock in the same manner in which other outstanding shares of Common Stock not subject to this Agreement are adjusted; provided, however, that the number of shares subject to this Agreement shall always be a whole number. Notwithstanding the foregoing, in the event that an increase in the number of the Shares is not permissible under applicable law, an equitable adjustment shall be made so that the Participant shall enjoy the same economic benefits as prior to such changes in capital structure.

10.    Certain Representations and Warranties. The Participant hereby represents, warrants and agrees with the Company as follows:

(i)

Restricted Securities. The Participant understands that the Units are “restricted securities” under applicable U.S. federal and state securities laws and that, under Section 6 above, the Participant cannot and shall not sell, assign, pledge or otherwise transfer or encumber the Units. The Participant further understands that the Shares, once issued, are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to such laws, the Participant must hold the Shares indefinitely unless the Shares are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Participant acknowledges that the Company has no obligation to register or qualify the Shares. The Participant further acknowledges that if an exemption from registration or qualification requirements is available, such exemption may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Participant’s control and which the Company is under no obligation to, and may not be able to, satisfy. The Participant understands that the Participant may not sell Shares pursuant to a safe harbor under Rule 144 of the Securities Act until one year has elapsed since the issuance of such Shares to the Participant.

(ii)

Investment Risk. The Participant acknowledges that the Units and the Shares are speculative investments that involve a substantial degree of risk of loss of the Participant’s entire investment in the Units and/or Shares, that the Participant understands the risks related to any grant of the Units and any purchase of the Shares, and that any projections for the Company or any of its affiliates involve numerous assumptions, are inherently uncertain, and should not be used as a substantial basis for determining whether to acquire the Units or the Shares.

(iii)

No Representations By the Company. Neither the Company, its affiliates nor any of their respective officers, agents or employees, nor any other person has at any time expressly or implicitly represented, guaranteed or warranted to the Participant that (i) a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Shares, (ii) past performance or experience, on the part of any person indicates the predictable results of the ownership of the Units or the Shares or of the overall Company business, or (iii) any specific tax benefits will accrue as a result of an investment in the Units or the Shares.

(iv)

Consultation with Attorney. The Participant understands that he or she has not been represented in this transaction by Squire Patton Boggs (US) LLP, which is counsel to the Company and its affiliates with respect to the subject matter hereof. The Participant has been advised to consult with the Participant’s own attorney and other professional advisors regarding all legal and other matters concerning the Units or the Shares, including financial and tax consequences, and has done so, to the extent the Participant considers necessary. The Participant acknowledges that the tax consequences to the Participant of the Units or the Shares will depend on the Participant’s particular circumstances, and neither the Company, its affiliates, nor any other person will be responsible or liable for the tax consequences to the Participant of the Units or the Shares. The Participant will look solely to, and rely upon, the Participant’s own professional advisors with respect to the legal, financial and tax consequences of the Units and the Shares.

(v)

Brokerage Account. The Participant understands that the Participant must open and maintain a brokerage account with Daiwa Securities Co., Ltd., MCC’s designated broker (the “Broker”), to own or sell the Shares. Upon request, the Participant will promptly provide to the Broker information necessary for the Broker to open and maintain the brokerage account for the Participant. The Participant acknowledges that the Participant’s brokerage account, once opened, is maintained by the Broker for the sole and exclusive benefit of the Participant as an individual to own and sell the Shares, and that the Broker has no obligation to honor a request by the Participant to transfer beneficial ownership of any or all of the Shares to any family member (as defined in Rule 701 of the Securities Act, which includes a trust in which the Participant or the Participant’s family members have more than 50% of the beneficial interests or any other entity in which the Participant or the Participant’s family members own more than 50% of the voting interests) of the Participant. The Participant further understands that being an employee of the Participating Company is a precondition for the Participant to maintain the brokerage account with the Broker and that the Broker shall have no obligation to maintain such account after a thirty (30) -day grace period from the one (1) -year anniversary of the termination of the Participant’s Services with the Participating Company for any reason.

(vi)

Insider Trading Policy. The Participant acknowledges that MCC has adopted an Insider Trading Policy that restricts the times and circumstances under which Insiders (as defined in the Insider Trading Policy) may trade in Common Stock and that the Insider Trading Policy requires Insiders to preclear any purchase or sale of Common Stock with the applicable officer of MCC. The Participant has carefully reviewed and understands the Insider Trading Policy. The Participant will comply with the Insider Trading Policy in connection with any sale of the Shares.

(vii)

Confirmation Agreement and Notice to the Tokyo Stock Exchange. The Participant understands that the Enforcement Rules for Securities Listing Regulations adopted by the Tokyo Stock Exchange (the “TSE”), the stock exchange on which MCC’s shares are traded, requires the Participant, upon the issuance of the Shares, to enter into a Confirmation Agreement with MCC in the form prescribed by the TSE. The Participant hereby agrees to promptly execute the Confirmation Agreement in such form as prescribed by the TSE (the “Confirmation Agreement”) upon each issuance of the Shares. The Participant also understands that by signing the Confirmation Agreement, the Participant will agree that (a) MCC will promptly submit a copy of the Confirmation Agreement to the TSE, provided that the Participant’s address will be blacked out in the submission copy to the TSE, (b) in connection with any sale of the Shares, the Participant will notify MCC in the prescribed form of certain information about such sale, including the name and address of the transferee (if known), the number of shares sold, the selling price, the date and manner of the sale and the reason for the sale, and MCC in turn will submit the same information to the TSE in the prescribed form, and (c) a copy of the Participant’s Confirmation Agreement (subject to the proviso of item (a) above) and the information, as submitted by MCC to the TSE pursuant to items (a) and (b) above, will become publicly available through the TSE’s public disclosure system.

11.    Continued Employment. If the Participant is an Employee, nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company or as changing the at-will relationship between the Participant and the Participating Company.

12.    Parties to Agreement. All decisions or interpretations of the Board and of the Committee with respect to this Agreement, the Units and the Shares shall be binding and conclusive upon the Participant and upon the Participant’s executors, administrators, beneficiaries, successors and assigns. This Agreement will constitute an agreement between the Company and the Participant as of the date first above written, which shall bind and inure to the benefit of their respective executors, administrators, beneficiaries, successors and assigns.

13.    Modification. No change, termination, waiver or modification of this Agreement will be valid unless in writing and signed by all of the parties to this Agreement.

14.    Consent to Jurisdiction and Venue. The Participant and the Company hereby consent irrevocably and unconditionally to the exclusive jurisdiction of the courts of the state of California for purposes of the enforcement of this Agreement. Any action brought to enforce any claim to obtain any benefit under the Plan will be litigated in Santa Clara County state court in California or the United States District Court for the Northern District of California and no other. The Participant waives any objection to venue of any action instituted under this Agreement.

15.    Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with an internationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address designated in writing from time to time to the other party.

16.    Further Assurances. At any time, and from time to time after executing this Agreement, the Participant will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

17.    Provisions Severable. If any provision of this Agreement is invalid or unenforceable, it shall not affect the other provisions, and this Agreement shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Company shall in good faith modify this Agreement so as to effect the original intent of the parties as closely as possible.

18.    Captions. Captions herein are for convenience of reference only and shall not be considered in construing this Agreement.

19.    Entire Agreement; Effect of Plan. This Agreement represents the parties’ entire understanding and agreement with respect to the grant of the Units and the issuance of the Shares, and each of the parties acknowledges that it has not made any, and makes no, promises, representations or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes any prior understanding or agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party, with respect to the subject matter hereof; provided, however, that this Agreement is subject to the terms and conditions set forth in the Plan.

20.    Governing Law. This Agreement is subject to the condition that all Awards that are the subject of this Agreement will conform with any applicable provisions of any state or federal law or regulation (including any stock exchange regulation) in force either at the time of grant or issuance of the Units and the Shares, as applicable. The Company reserves the right pursuant to the condition mentioned in this section to terminate all or a portion of this Agreement if, in the reasonable opinion of the Company, this Agreement does not conform with any such applicable state, federal or foreign law or regulation and such nonconformance shall cause material harm to the Company. This Agreement shall be construed in accordance with and governed by the laws of the state of California, without regard to conflicts of laws principles thereof.

21.    409A Compliance. Notwithstanding any other provisions of the Agreement herein to the contrary and, to the extent applicable, this Agreement shall be interpreted, construed and administered in such manner so as to comply with the provisions of Section 409A of the Code and any related Internal Revenue Service guidance promulgated thereunder.

22.    Waiver. The failure of either party at any time to insist on performance of any provision of this Agreement is not a waiver of its right at any later time to insist on performance of that or any other provision of this Agreement.

23.    Confidentiality. The terms of this Agreement and any subsequent amendments are confidential and may not be disclosed by either party to any other person, other than:

(i)	by a party to its professional advisers, attorneys, bankers, financial advisers and financiers if those persons undertake to keep this deed confidential; or

(ii)	to the extent required by law or by a court, regulatory body or under the rules of any stock exchange on which the Common Stock of the Company is then traded.

24.    Headings. Headings are for ease of reference only and do not affect the meaning of this Agreement.

25.    Taxes. Other than as may be provided in Section 7 above, the Company is not responsible for any taxes arising from the grant of Units, the issuance of Shares, the payment of Cash Awards, or any sale of the Shares.

26.    Counterparts. This Agreement may be signed in counterparts and all counterparts taken together shall constitute one document.

27.    Language. If this Agreement is translated in any language, the English version shall be controlling in all respects; provided, however, if there is any discrepancy between the Japanese version of the Application Notice, the Subscription Notice and the Allotment Notice and the English version of these notices, the Japanese version shall be controlling.

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Agreement as of the Agreement Date.

MEGACHIPS CORPORATION

By:
Akira Takata
President and CEO

SITIME CORPORATION

By:
Rajesh Vashist
President and CEO

PARTICIPANT

By: